UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2013

Global Geophysical Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34709 (Commission File Number)	05-0574281 (IRS Employer Identification No.)

13927 South Gessner Road Missouri City, TX (Address of principal executive offices)		77489 (Zip Code)

Registrant's telephone number, including area code:   (713) 972-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 6, 2013, Global Geophysical Services, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with MLV & Co. LLC, as the representative of the underwriters named on Schedule III thereto (the “Underwriters”). The Underwriting Agreement relates to the sale by the Company of 347,827 depositary shares (the “Depositary Shares”) each representing a 1/1000th ownership interest in a share of 11.5% Series A Cumulative Preferred Stock, par value $0.01 per share with a liquidation preference of $25,000.00 per preferred share (equivalent of $25.00 per Depositary Share) in an underwritten public offering (the “Offering”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Offering is contemplated by the Underwriting Agreement and is being made pursuant to (i) a registration statement on Form S-3 (File No. 333-192393), including the base prospectus, which became effective on December 3, 2013, (ii) a preliminary prospectus supplement dated December 4, 2013 and filed with the Securities and Exchange Commission (“SEC”) on December 4, 2013, and (iii) a prospectus supplement dated December 6, 2013 and filed with the SEC on December 10, 2013. The Offering was priced at $23.00 per Depositary Share. The Company will pay cumulative dividends in cash on the Depositary Shares on a monthly basis at an annual rate of $2.875 per Depositary Share, or 11.5% of the liquidation preference, per year. The net proceeds to the Company from the Offering will be approximately $7.1 million, after deducting the underwriting discount and estimated offering expenses. The Company intends to use the net proceeds from the Offering for general corporate purposes. The closing of the Offering is scheduled for December 13, 2013.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement dated December 6, 2013, among the Company and MLV & Co. LLC, as the representative of the underwriters named in Schedule III thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Geophysical Services, Inc.
(Registrant)

Dated: December 12, 2013	/s/ P. MATHEW VERGHESE
P. Mathew Verghese
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated December 6, 2013, among the Company and MLV & Co. LLC, as the representative of the underwriters named Schedule III thereto.